Exhibit 99.1
EVERI Announces Successful Completion of Term Loan Repricing

Las Vegas – February 2, 2021 - Everi Holdings Inc. (NYSE: EVRI) (“Everi” or the “Company”), a premier provider of land-based and digital casino gaming products, financial technology and player loyalty solutions, today announced that it successfully completed the repricing of its $735.5 million First Lien Term Loan under its Credit Agreement as amended February 2, 2021 (the “Credit Agreement”).

Under the amended Credit Agreement, the LIBOR and Base Rate floor components of the interest rate applicable to the First Lien Term Loan were reduced by 25 basis points to 0.75% from 1.00% and to 1.75% from 2.00%, respectively. The LIBOR and Base Rate margins applicable to the First Lien Term Loan remain unchanged at 2.75% and 1.75%, respectively. The amended Credit Agreement includes six months of 101 soft call protection. The maturity of the First Lien Term Loan remains May 9, 2024, and no changes were made to the financial covenants or other debt repayment terms.

Jefferies acted as advisor and sole lead arranger for this amendment to the Credit Amendment.

“This repricing of our First Lien Term Loan reflects the tremendous progress we are achieving with strengthening our operating results,” said Mark Labay, Executive Vice President and Chief Financial Officer of Everi. “At current rates and with our existing balance on the First Lien Term Loan outstanding, the 25-basis-point reduction in our LIBOR floor is expected to generate cash interest rate savings of $1.8 million on an annualized basis. This repricing provides another important improvement to our capital structure following similar activities over the past few years that have significantly lowered the weighted average interest rate on our outstanding debt obligations. These savings improve our ability to generate Higher Free Cash Flow in future periods, providing opportunities for incremental deleveraging and the creation of new value for our shareholders.”

About Everi

Everi (NYSE: EVRI) is a leading supplier of imaginative entertainment and trusted technology solutions for the casino and digital gaming industry. Everi’s mission is to transform the casino floor through innovative gaming and financial technology and loyalty solutions. With a focus on both land-based and digital gaming operators and players, the Company develops entertaining games and gaming machines, gaming systems and services that facilitate memorable player experiences, and is a preeminent and comprehensive provider of financial products and services that offer convenient and secure cash and cashless-based financial transactions, self-service player loyalty tools and applications, and intelligence software and other intuitive solutions that improve casino operational efficiencies and fulfill regulatory compliance requirements. Everi provides these products and services in its effort to help make customers even more successful. For more information, please visit www.everi.com, which is updated regularly with financial and other information about the Company.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated benefits to the Company and its shareholders of the amended First Lien Term Loan.

The forward-looking statements in this press release are subject to additional risks and uncertainties, including those set forth under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the Securities and Exchange Commission (the “SEC”), including, without limitation, our Annual Report on Form 10‑K for the fiscal year ended December 31, 2019 filed with the SEC on March 2, 2020 and subsequent periodic reports, and are based on information available to us on the date hereof.

These cautionary statements qualify our forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement contained herein speaks only as of the date on which it is made, and we do not intend, and assume no obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

This press release should be read in conjunction with our most recent reports on Form 10‑K and Form 10‑Q, and the information included in our other press releases, reports and other filings with the SEC. Understanding the information contained in these filings is important in order to fully understand our reported financial results and our business outlook for future periods.

CONTACTS

Investor Relations
Everi Holdings Inc. JCIR
William Pfund Richard Land, James Leahy
SVP, Investor Relations 212-835-8500 or evri@jcir.com
702-676-9513 or william.pfund@everi.com
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